FOR IMMEDIATE RELEASE: March 22, 2023

Petco Health + Wellness Company, Inc. Reports Fourth Quarter and Full Year 2022 Earnings, Issues 2023 Outlook

Q4 2022 Highlights

•
Comparable sales grew 5.3 percent year over year and 18.8 percent on a two-year basis, resulting in the seventeenth consecutive quarter of comparable sales growth
•
Net revenue of $1.58 billion increased 4.2 percent year over year
•
Delivered net income of $32.7 million, an increase of 12.9 percent year over year, and Adjusted EBITDA1 of $170.3 million, a decrease of 1.1 percent year over year
•
Earnings per share of $0.12, an increase of $0.01 from prior year; Adjusted Earnings Per Share1 of $0.23, a decline of $0.05 from prior year
•
Generated $136.5 million of operating cash flow, an increase of 95.7 percent year over year
•
Delivered $70.6 million of Free Cash Flow1, an increase of $75.6 million year over year

Full Year 2022 Highlights

•
Comparable sales grew 4.5 percent year over year and 23.5 percent on a two-year basis
•
Net revenue of $6.04 billion increased 3.9 percent year over year
•
Delivered net income of $90.8 million, a decrease of 44.8 percent year over year, and Adjusted EBITDA1 of $582.3 million, a decrease of 1.5 percent year over year
•
Earnings per share of $0.34, a decline of $0.28 year over year; Adjusted Earnings Per Share1 of $0.75, a decline of $0.16 year over year
•
Generated $346.0 million of operating cash flow, a decrease of 3.4 percent year over year
•
Delivered $68.0 million of Free Cash Flow1, a decrease of $51.1 million year over year

San Diego, March 22, 2023 – Petco Health and Wellness Company, Inc. (Nasdaq: WOOF), a complete partner in pet health and wellness, today announced its fourth quarter and full year 2022 financial results.

In the fourth quarter of 2022, Petco delivered net revenue of $1.58 billion, up 4.2 percent versus prior year, driven by strength in the company’s consumables business, up 12.1 percent versus prior year, and services and other business, up 17.0 percent versus prior year, which was partially offset by its supplies and companion animal business, down 7.8 percent versus prior year. Net income was $32.7 million or $0.12 per share, compared to $29.0 million or $0.11 per share in the prior year. Adjusted Net Income1 was $62.0 million or $0.23 per share, compared to $75.1 million or $0.28 per share in the prior year. Adjusted EBITDA1 was $170.3 million compared to $172.2 million in the prior year.

For the full year 2022, Petco delivered net revenue of $6.04 billion, up 3.9 percent versus prior year. Revenue growth was driven by strength in the company’s consumables business, up 12.9 percent versus prior year, and services and other business, up 20.2 percent versus prior year, and partially offset by its supplies and companion animal business, down 8.9 percent versus prior year. Net income was $90.8 million or $0.34 per share, compared to $164.4 million or $0.62 per share in the prior year. Adjusted Net Income1 was $200.8 million or $0.75 per share, compared to $241.1 million or $0.91 per share in the prior year. Adjusted EBITDA1 was $582.3 million compared to $591.5 million in the prior year.

In March 2023, Petco paid down $35 million on its term loan, $31 million more than the required quarterly payment and is targeting $100 million total in principal payments for 2023.

“Record fourth quarter sales, with cash flow exceeding expectations, rounded out a solid fiscal year, once again demonstrating the enduring strength of the pet category and Petco’s ability to grow through economic cycles,” said Petco CEO Ron Coughlin. “I’m grateful for our incredible partners and their ongoing commitment to Petco’s mission of improving the lives of pets, pet parents, and the partners who work at Petco. As we look ahead, the pet category remains resilient and growing, and we'll continue to execute day-in and day-out while we progress our differentiated long-term growth strategy.”

Q4 2022 Operating Results:

Comparisons are fourth quarter of fiscal 2022 ended January 28, 2023 versus fourth quarter of fiscal 2021 ended January 29, 2022 unless otherwise noted.

•
Net revenue increased 4.2 percent to $1.58 billion driven by comparable sales growth of 5.3 percent
•
Net income increased $3.7 million to $32.7 million or $0.12 per share
•
Adjusted Net Income1 decreased $13.1 million to $62.0 million or $0.23 per share
•
Adjusted EBITDA1 decreased $1.9 million to $170.3 million
•
Operating cash flow increased 95.7 percent to $136.5 million
•
Free Cash Flow1 increased $75.6 million to $70.6 million

Fiscal 2022 Operating Results:

Comparisons are fiscal year ended January 28, 2023 versus fiscal year ended January 29, 2022 unless otherwise noted.

•
Net revenue increased 3.9 percent to $6.04 billion driven by comparable sales growth of 4.5 percent
•
Net income decreased $73.6 million to $90.8 million or $0.34 per share
•
Adjusted Net Income1 decreased $40.3 million to $200.8 million or $0.75 per share
•
Adjusted EBITDA1 decreased $9.1 million to $582.3 million
•
Operating cash flow decreased 3.4 percent to $346.0 million
•
Free Cash Flow1 decreased $51.1 million to $68.0 million

(1)
Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, and Free Cash Flow are non-GAAP financial measures. Beginning in fiscal 2023, the company has made certain changes to how it defines these metrics that impact the comparability to prior periods. See “Changes in non-GAAP Definitions and Fiscal 2023 Outlook” and “Non-GAAP Financial Measures” for additional information on changes to these non-GAAP financial measures, a reconciliation to the most comparable GAAP measures, and a reconciliation between the differences in metric definitions pre- and post-fiscal 2023 for all periods presented.

Changes in non-GAAP Definitions and Fiscal 2023 Outlook

Beginning in fiscal 2023, Petco has made certain changes to its definitions for Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS that impact the comparability of the metrics to prior periods. Specifically, Petco will no longer include store pre-opening expenses, store closing expenses, non-cash occupancy costs, and certain other costs in its non-GAAP add-backs. Accordingly, Petco’s 2023 Adjusted EBITDA and Adjusted EPS guidance reflects Petco’s updated definition of Adjusted EBITDA and Adjusted EPS. See “Non-GAAP Financial Measures” below for additional details of these changes and a reconciliation of the definitions prior to fiscal 2023 to allow for like-for-like comparisons to the new definitions for all periods presented.

Furthermore, Fiscal 2023 will be a 53-week year for Petco, leading to an incremental week of operations relative to Fiscal 2022.

Given the foregoing, inclusive of Petco’s expected 53rd week of operations, the company expects:

Metric*	2023 Guidance, YoY
Net Revenue	$6.150 billion to $6.275 billion
Adjusted EBITDA	Down approx. $10 million to up approx. $10 million
Adjusted EPS	Down $0.21 to down $0.13
Capital Expenditures	$225 million to $250 million

In light of the current macroeconomic environment, the company is providing one-time commentary on its debt paydown expectations. In Fiscal 2023, the company expects to make a total of $100 million in principal payments on its term loan, which is inclusive of the $35 million paid in March detailed above.

*Assumptions in the guidance include that economic conditions, currency rates and the tax and regulatory landscape remain generally consistent. Adjusted EPS guidance assumes approximately $145 to $155 million of interest expense, an estimated $44 to $54 million increase in interest expense, a 26 percent tax rate, and a 273 million weighted average diluted share count. The Company estimates that the increase in interest expense will impact Adjusted EPS by approximately $0.12 to $0.15 per share. Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures and have not been reconciled to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlook for the comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA and Adjusted EPS are made in a manner consistent with the relevant definitions and assumptions noted herein and in our filings with the SEC.

Earnings Conference Call Webcast Information:

Management will host an earnings conference call on March 22, 2023 at 8:00 AM Eastern Time to discuss the company’s financial results. The conference call will be accessible through live webcast. Interested investors and other individuals can access the webcast, earnings release, earnings presentation, infographic, and earnings supplement via the company’s investor relations page at ir.petco.com. A replay of the webcast will be archived on the company’s investor relations page through April 5, 2023 until approximately 5:00 PM Eastern Time.

About Petco, The Health + Wellness Co.:

Founded in 1965, Petco is a category-defining health and wellness company focused on improving the lives of pets, pet parents and our own Petco partners. We’ve consistently set new standards in pet care while delivering comprehensive pet wellness products, services and solutions, and creating communities that deepen the pet-pet parent bond. We operate more than 1,500 pet care centers across the U.S., Mexico and Puerto Rico, which offer merchandise, companion animals, grooming, training and a growing network of on-site veterinary hospitals and mobile veterinary clinics. Our complete pet health and wellness ecosystem is accessible through our pet care centers and digitally at petco.com and on the Petco app. In tandem with Petco Love (formerly the Petco Foundation), an independent nonprofit organization, we work with and support thousands of local animal welfare groups across the country and, through in-store adoption events, we’ve helped find homes for nearly 7 million animals.

Forward-Looking Statements:

This earnings release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not statements of historical fact, including statements regarding our fiscal year 2023 guidance. Such forward-looking statements can generally be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “intends,” “will,” “shall,” “should,” “anticipates,” “opportunity,” “illustrative”, or the negative thereof or other variations thereon or comparable terminology. Although Petco believes that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct or that any forward-looking results will occur or be realized. Nothing contained in this earnings release is, or should be relied upon as, a promise or representation or warranty as to any future matter, including any matter in respect of the operations or business or financial condition of Petco. All forward-looking statements are based on current expectations and assumptions about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside the control of Petco. Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results or events to differ materially from the potential results or events discussed in the forward-looking statements, including, without limitation, those identified in this earnings release as well as the following: (i) increased competition (including from multi-channel retailers and e-Commerce providers); (ii) reduced consumer demand for our products and/or services; (iii) our reliance on key vendors; (iv) our ability to attract and retain qualified employees; (v) risks arising from statutory, regulatory and/or legal developments; (vi) macroeconomic pressures in the markets in which we operate, including inflation and prevailing interest rates; (vii) failure to effectively manage our costs; (viii) our reliance on our information technology systems; (ix) our ability to prevent or effectively respond to a privacy or security breach; (x) our ability to effectively manage or integrate strategic ventures, alliances or acquisitions and realize the anticipated benefits of such transactions; (xi) economic or regulatory developments that might affect our ability to provide attractive promotional financing; (xii) business interruptions and other supply chain issues; (xiii) catastrophic events, political tensions, conflicts and wars (such as the ongoing conflict in Ukraine), health crises, and pandemics; (xiv) our ability to maintain positive brand perception and recognition; (xv) product safety and quality concerns; (xvi) changes to labor or employment laws or regulations; (xvii) our ability to effectively manage our real estate portfolio; (xviii) constraints in the capital markets or our vendor credit terms; (xix) changes in our credit ratings; and (xx) the other risks, uncertainties and other factors identified under “Risk Factors” and elsewhere in Petco’s Securities and Exchange Commission filings. The occurrence of any such factors could significantly alter the results set forth in these statements.

Petco cautions that the foregoing list of risks, uncertainties and other factors is not complete, and forward-looking statements speak only as of the date they are made. Petco undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited and subject to reclassification)

	13 Weeks Ended			52 Weeks Ended
	January 28, 2023	January 29, 2022	Percent Change	January 28, 2023	January 29, 2022	Percent Change
Net sales	$1,577,959	$1,514,357	4%	$6,035,967	$5,807,149	4%
Cost of sales	950,680	878,851	8%	3,608,860	3,380,539	7%
Gross profit	627,279	635,506	(1%)	2,427,107	2,426,610	0%
Selling, general and administrative expenses	549,719	552,601	(1%)	2,201,548	2,160,539	2%
Operating income	77,560	82,905	(6%)	225,559	266,071	(15%)
Interest income	(745)	(9)	8,178%	(1,032)	(62)	1,565%
Interest expense	32,882	18,893	74%	101,643	77,397	31%
Loss on extinguishment and modification of debt	—	—	N/M	—	20,838	(100%)
Other non-operating loss (income)	3,298	30,437	(89%)	12,667	(34,497)	N/M
Income before income taxes and income from equity method investees	42,125	33,584	25%	112,281	202,395	(45%)
Income tax expense	14,548	9,689	50%	35,347	53,473	(34%)
Income from equity method investees	(5,155)	(3,393)	52%	(12,976)	(10,883)	19%
Net income	32,732	27,288	20%	89,910	159,805	(44%)
Net loss attributable to noncontrolling interest	—	(1,706)	(100%)	(891)	(4,612)	(81%)
Net income attributable to Class A and B-1 common stockholders	$32,732	$28,994	13%	$90,801	$164,417	(45%)

Net income per Class A and B-1 common share:
Basic	$0.12	$0.11	12%	$0.34	$0.62	(45%)
Diluted	$0.12	$0.11	13%	$0.34	$0.62	(45%)

Weighted average shares used in computing net income per Class A and B-1 common share:
Basic	265,918	264,384	1%	265,522	264,261	0%
Diluted	266,297	265,785	0%	265,951	265,338	0%

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited and subject to reclassification)

	January 28, 2023	January 29, 2022
ASSETS
Current assets:
Cash and cash equivalents	$201,901	$211,602
Receivables, less allowance for credit losses[1]	49,580	55,618
Merchandise inventories, net	652,430	675,111
Prepaid expenses	51,274	42,355
Other current assets	60,809	86,091
Total current assets	1,015,994	1,070,777
Fixed assets, net	803,327	726,922
Operating lease right-of-use assets	1,397,761	1,338,465
Goodwill	2,193,941	2,183,991
Trade name	1,025,000	1,025,000
Other long-term assets	176,806	152,786
Total assets	$6,612,829	$6,497,941
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and book overdrafts	$381,213	$403,976
Accrued salaries and employee benefits	89,929	150,630
Accrued expenses and other liabilities	217,556	210,872
Current portion of operating lease liabilities	309,766	265,897
Current portion of long-term debt and other lease liabilities	22,794	21,764
Total current liabilities	1,021,258	1,053,139
Senior secured credit facilities, net, excluding current portion	1,628,331	1,640,390
Operating lease liabilities, excluding current portion	1,148,155	1,096,133
Deferred taxes, net	303,121	318,355
Other long-term liabilities	130,487	134,105
Total liabilities	4,231,352	4,242,122
Commitments and contingencies
Stockholders' equity:
Class A common stock[2]	228	227
Class B-1 common stock[3]	38	38
Class B-2 common stock[4]	—	—
Preferred stock[5]	—	—
Additional paid-in-capital	2,152,342	2,133,821
Retained earnings	232,967	142,166
Accumulated other comprehensive loss	(4,098)	(2,238)
Total stockholders’ equity	2,381,477	2,274,014
Noncontrolling interest	—	(18,195)
Total equity	2,381,477	2,255,819
Total liabilities and equity	$6,612,829	$6,497,941

(1)
Allowances for credit losses are $952 and $931, respectively
(2)
Class A common stock, $0.001 par value: Authorized - 1.0 billion shares; Issued and outstanding - 228.3 million and 227.2 million shares, respectively
(3)
Class B-1 common stock, $0.001 par value: Authorized - 75.0 million shares; Issued and outstanding - 37.8 million shares
(4)
Class B-2 common stock, $0.000001 par value: Authorized - 75.0 million shares; Issued and outstanding - 37.8 million shares
(5)
Preferred stock, $0.001 par value: Authorized - 25.0 million shares; Issued and outstanding - none

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited and subject to reclassification)

	52 Weeks Ended
	January 28, 2023	January 29, 2022
Cash flows from operating activities:
Net income	$89,910	$159,805
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	193,828	172,431
Amortization of debt discounts and issuance costs	4,940	5,796
Provision for deferred taxes	(893)	37,741
Equity-based compensation	60,784	49,265
Impairments, write-offs and losses on sale of fixed and other assets	1,992	10,918
Loss on extinguishment and modification of debt	—	20,838
Income from equity method investees	(12,976)	(10,883)
Amounts reclassified out of accumulated other comprehensive income	168	—
Non-cash operating lease costs	422,792	422,465
Other non-operating loss (income)	12,667	(34,497)
Changes in assets and liabilities:
Receivables	6,038	(13,791)
Merchandise inventories	22,681	(136,404)
Prepaid expenses and other assets	(5,933)	(17,664)
Accounts payable and book overdrafts	(22,763)	71,775
Accrued salaries and employee benefits	(51,427)	10,679
Accrued expenses and other liabilities	13,616	42,899
Operating lease liabilities	(386,259)	(418,210)
Other long-term liabilities	(3,162)	(14,948)
Net cash provided by operating activities	346,003	358,215
Cash flows from investing activities:
Cash paid for fixed assets	(278,020)	(239,110)
Cash paid for acquisitions, net of cash acquired	(9,640)	(4,334)
Cash paid for interest in veterinary joint venture	(35,000)	—
Proceeds from investments	—	6,135
Proceeds from sale of assets	2,336	226
Net cash used in investing activities	(320,324)	(237,083)
Cash flows from financing activities:
Borrowings under long-term debt agreements	123,000	1,700,000
Repayments of long-term debt	(140,000)	(1,690,861)
Debt refinancing costs	—	(24,665)
Payments for finance lease liabilities	(5,083)	(3,564)
Proceeds from employee stock purchase plan and stock option exercises	3,796	4,185
Tax withholdings on stock-based awards	(15,555)	(33)
Payment of offering costs	—	(3,844)
Net cash used in financing activities	(33,842)	(18,782)

Net (decrease) increase in cash, cash equivalents and restricted cash	(8,163)	102,350
Cash, cash equivalents and restricted cash at beginning of period	221,890	119,540
Cash, cash equivalents and restricted cash at end of period	$213,727	$221,890

NON-GAAP FINANCIAL MEASURES

The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

Beginning in fiscal 2023, Petco has made certain changes to how it defines Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS that impact the comparability of the metrics to prior periods. Specifically, Petco will no longer include store pre-opening expenses, store closing expenses, non-cash occupancy costs, and certain other costs in its non-GAAP add-backs. Details of these changes and a reconciliation of the definitions prior to fiscal 2023 to the go-forward definition is presented in the tables and related footnotes below. The tables below reflect the calculation of Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS, as applicable, for the thirteen and fifty-two weeks ended January 28, 2023 compared to the thirteen and fifty-two weeks ended January 29, 2022, respectively.

Adjusted EBITDA and Trailing Twelve Month Adjusted EBITDA

Adjusted EBITDA, including Trailing Twelve Month Adjusted EBITDA, is considered a non-GAAP financial measure under the Securities and Exchange Commission’s (SEC) rules because it excludes certain amounts included in net income calculated in accordance with GAAP. Management believes that Adjusted EBITDA is a meaningful measure to share with investors because it facilitates comparison of the current period performance with that of the comparable prior period. In addition, Adjusted EBITDA affords investors a view of what management considers to be Petco’s core operating performance as well as the ability to make a more informed assessment of such operating performance as compared with that of the prior period. Please see the company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2022 filed with the SEC on March 24, 2022 for additional information on Adjusted EBITDA.

(dollars in thousands)	13 Weeks Ended		52 Weeks Ended
Reconciliation of Net Income Attributable to Class A and B-1 Common Stockholders to Adjusted EBITDA	January 28, 2023	January 29, 2022	January 28, 2023	January 29, 2022
Net income attributable to Class A and B-1 common stockholders	$32,732	$28,994	$90,801	$164,417
Add (deduct):
Interest expense, net	32,137	18,884	100,611	77,335
Income tax expense	14,548	9,689	35,347	53,473
Depreciation and amortization	50,229	46,794	193,828	172,431
Income from equity method investees	(5,155)	(3,393)	(12,976)	(10,883)
Loss on debt extinguishment and modification	—	—	—	20,838
(Gains) losses on sale of assets, impairments and write-offs	(307)	5,000	1,992	10,918
Equity-based compensation	19,892	12,774	60,784	49,265
Other non-operating loss (income)	3,298	30,437	12,667	(34,497)
Mexico joint venture EBITDA (1)	9,265	8,314	29,584	26,837
Store pre-opening expenses (2)	3,900	3,026	14,993	14,765
Store closing expenses (2)	1,117	1,699	5,168	5,028
Non-cash occupancy-related costs (3)	1,456	2,550	8,432	8,114
Acquisition-related integration costs (4)	627	—	15,314	—
Other costs (5)	6,535	7,382	25,790	33,437
Adjusted EBITDA, as defined through fiscal 2022	$170,274	$172,150	$582,335	$591,478

Store pre-opening expenses (2)	(3,900)	(3,026)	(14,993)	(14,765)
Store closing expenses (2)	(1,117)	(1,699)	(5,168)	(5,028)
Non-cash occupancy-related costs (3)	(1,456)	(2,550)	(8,432)	(8,114)
Other costs (5)	(5,912)	(7,378)	(22,973)	(15,202)
Adjusted EBITDA, as defined beginning fiscal 2023	$157,889	$157,497	$530,769	$548,369

Net sales	$1,577,959	$1,514,357	$6,035,967	$5,807,149
Net margin (6)	2.1%	1.9%	1.5%	2.8%
Adjusted EBITDA Margin, as defined through fiscal 2022 (6)	10.8%	11.4%	9.6%	10.2%
Adjusted EBITDA Margin, as defined beginning fiscal 2023 (6)	10.0%	10.4%	8.8%	9.4%

Adjusted Net Income and Adjusted EPS

Adjusted Net Income and Adjusted diluted earnings per share attributable to Petco common stockholders (Adjusted EPS) are considered non-GAAP financial measures under the SEC’s rules because they exclude certain amounts included in the net income attributable to Petco common stockholders and diluted earnings per share attributable to Petco common stockholders calculated in accordance with GAAP. Management believes that Adjusted Net Income and Adjusted EPS are meaningful measures to share with investors because they facilitate comparison of the current period performance with that of the comparable prior period. In addition, Adjusted Net Income and Adjusted EPS afford investors a view of what management considers to be Petco’s core earnings performance as well as the ability to make a more informed assessment of such earnings performance with that of the prior period.

(in thousands, except per share amounts)	13 Weeks Ended
Reconciliation of Diluted EPS to Adjusted EPS	January 28, 2023		January 29, 2022
	Amount	Per share	Amount	Per share
Net income attributable to common stockholders / diluted EPS	$32,732	$0.12	$28,994	$0.11
Add (deduct):
Income tax expense	14,548	0.05	9,689	0.04
(Gains) losses on sale of assets, impairments and write-offs	(307)	(0.00)	5,000	0.02
Equity-based compensation	19,892	0.08	12,774	0.05
Other non-operating loss	3,298	0.01	30,437	0.11
Store pre-opening expenses (2)	3,900	0.02	3,026	0.01
Store closing expenses (2)	1,117	0.00	1,699	0.01
Non-cash occupancy-related costs (3)	1,456	0.01	2,550	0.01
Acquisition-related integration costs (4)	627	0.00	—	—
Other costs (5)	6,535	0.02	7,382	0.02
Adjusted pre-tax income / diluted earnings per share	$83,798	$0.31	$101,551	$0.38
Income tax expense at 26% normalized tax rate	21,787	0.08	26,403	0.10
Adjusted Net Income / Adjusted EPS, as defined through fiscal 2022	$62,011	$0.23	$75,148	$0.28

Store pre-opening expenses (2)	(3,900)	(0.02)	(3,026)	(0.01)
Store closing expenses (2)	(1,117)	(0.00)	(1,699)	(0.01)
Non-cash occupancy-related costs (3)	(1,456)	(0.01)	(2,550)	(0.01)
Other costs (5)	(5,912)	(0.01)	(7,378)	(0.02)
Income tax effect of above items at 26% normalized tax rate	3,220	0.01	3,810	0.01
Adjusted Net Income / Adjusted EPS, as defined beginning fiscal 2023	$52,846	$0.20	$64,305	$0.24

(in thousands, except per share amounts)	52 Weeks Ended
Reconciliation of Diluted EPS to Adjusted EPS	January 28, 2023		January 29, 2022
	Amount	Per share	Amount	Per share
Net income attributable to common stockholders / diluted EPS	$90,801	$0.34	$164,417	$0.62
Add (deduct):
Income tax expense	35,347	0.13	53,473	0.20
Loss on debt extinguishment and modification	—	—	20,838	0.08
(Gains) losses on sale of assets, impairments and write-offs	1,992	0.01	10,918	0.04
Equity-based compensation	60,784	0.22	49,265	0.19
Other non-operating loss (income)	12,667	0.05	(34,497)	(0.13)
Store pre-opening expenses (2)	14,993	0.06	14,765	0.06
Store closing expenses (2)	5,168	0.02	5,028	0.02
Non-cash occupancy-related costs (3)	8,432	0.03	8,114	0.03
Acquisition-related integration costs (4)	15,314	0.06	—	—
Other costs (5)	25,790	0.10	33,437	0.12
Adjusted pre-tax income / diluted earnings per share	$271,288	$1.02	$325,758	$1.23
Income tax expense at 26% normalized tax rate	70,535	0.27	84,697	0.32
Adjusted Net Income / Adjusted EPS, as defined through fiscal 2022	$200,753	$0.75	$241,061	$0.91

Store pre-opening expenses (2)	(14,993)	(0.06)	(14,765)	(0.06)
Store closing expenses (2)	(5,168)	(0.02)	(5,028)	(0.02)
Non-cash occupancy-related costs (3)	(8,432)	(0.03)	(8,114)	(0.03)
Other costs (5)	(22,973)	(0.08)	(15,202)	(0.05)
Income tax effect of above items at 26% normalized tax rate	13,407	0.05	11,208	0.04
Adjusted Net Income / Adjusted EPS, as defined beginning fiscal 2023	$162,594	$0.61	$209,160	$0.79

Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that is calculated as net cash provided by operating activities less cash paid for fixed assets. Management believes that Free Cash Flow, which measures the ability to generate additional cash from business operations, is an important financial measure for use in evaluating the company’s financial performance.

The table below reflects the calculation of Free Cash Flow for the thirteen and fifty-two weeks ended January 28, 2023 and January 29, 2022, respectively.

(in thousands)	13 Weeks Ended		52 Weeks Ended
	January 28, 2023	January 29, 2022	January 28, 2023	January 29, 2022
Net cash provided by operating activities	$136,540	$69,771	$346,003	$358,215
Cash paid for fixed assets	(65,946)	(74,780)	(278,020)	(239,110)
Free Cash Flow	$70,594	$(5,009)	$67,983	$119,105

Adjusted EBITDA, Adjusted Net Income and Adjusted EPS Footnotes

(1)
Mexico Joint Venture EBITDA represents 50 percent of the entity’s operating results for all periods, as adjusted to reflect the results on a basis comparable to Adjusted EBITDA. In the financial statements, this joint venture is accounted for as an equity method investment and reported net of depreciation and income taxes. Because such a presentation would not reflect the adjustments made in the calculation of Adjusted EBITDA, we include the 50 percent interest in the company’s Mexico joint venture on an Adjusted EBITDA basis to ensure consistency. The table below presents a reconciliation of Mexico joint venture net income to Mexico joint venture EBITDA.

	13 Weeks Ended		52 Weeks Ended
(in thousands)	January 28, 2023	January 29, 2022	January 28, 2023	January 29, 2022
Net income	$10,309	$6,786	$24,757	$21,773
Depreciation	5,954	5,218	19,820	15,679
Income tax expense	1,065	2,702	9,409	11,390
Foreign currency (gain) loss	(253)	116	(268)	(431)
Interest expense, net	1,455	1,806	5,449	5,263
EBITDA	$18,530	$16,628	$59,167	$53,674
50% of EBITDA	$9,265	$8,314	$29,584	$26,837

(2)
Store pre-opening and closing expenses were adjusted for periods prior to fiscal 2023. Beginning in fiscal 2023, such expenses will no longer be adjusted.

(3)
Non-cash occupancy-related costs include the difference between cash and straight-line rent and were adjusted for periods prior to fiscal 2023. Beginning in fiscal 2023, such expenses will no longer be adjusted.

(4)
Acquisition/integration costs include direct costs resulting from acquiring and integrating businesses. These include third-party professional and legal fees and other integration-related costs that would not have otherwise been incurred as part of the company’s operations. For the thirteen weeks ended January 28, 2023, approximately $0.6 million of Thrive integration costs were recorded in cost of sales and $0.1 million of integration costs were recorded in selling, general and administrative expenses. For the fifty-two weeks ended January 28, 2023, approximately $8.2 million of Thrive integration costs were recorded in cost of sales and $7.1 million of integration costs were recorded in selling, general and administrative expenses.

(5)
Other costs prior to fiscal 2023 included: severance; legal reserves and related fees; one-time consulting and other costs associated with our strategic transformation initiatives; discontinuation and liquidation costs; and costs related to our initial public offering and refinancing. Other costs beginning in fiscal 2023 will include as incurred: restructuring costs and restructuring-related severance costs; legal reserves associated with significant, non-ordinary course legal or regulatory matters; and costs related to certain significant strategic transactions.

(6)
We define net margin as net income attributable to Class A and B-1 common stockholders divided by net sales and Adjusted EBITDA margin as Adjusted EBITDA divided by net sales.